Exhibit 99.1

News Release

Company Contacts:
Joy Leo, Chief Administration Officer and Acting CFO	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: joy.leo@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter

2010 Results

SAN JOSE, Calif.—July 29, 2010—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its second fiscal quarter ended June 30, 2010.

Total revenues for the second fiscal quarter of 2010 totaled $15.4 million, up 1% from $15.3 million for the first fiscal quarter of 2010 and up 60% when compared with total revenues of $9.6 million for the second fiscal quarter of 2009. Gainshare performance incentives revenues totaled $4.5 million, down 6% from $4.8 million for the first fiscal quarter of 2010 and up 98% when compared to gainshare performance incentives revenues of $2.3 million for the second fiscal quarter of 2009.

Net income for the second fiscal quarter of 2010 was $317,000, or $0.01 per basic and diluted share, compared to a net loss of $(296,000), or $(0.01) per basic and diluted share, in the first fiscal quarter of 2010 and a net loss for the second fiscal quarter of 2009 of $(6.6) million, or $(0.25) per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the second fiscal quarter of 2010 totaled $2.2 million, or $0.08 per basic and diluted share, compared with a non-GAAP net loss of $(3.7) million, or $(0.14) per basic and diluted share, for the second fiscal quarter of 2009.

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As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing

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operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$32,092	$34,899
Accounts receivable, net	23,378	19,809
Prepaid expenses and other current assets	2,826	3,029
Total current assets	58,296	57,737
Property and equipment, net	1,059	1,573
Non-current investments	718	718
Intangible assets, net	2,061	2,954
Other non-current assets	805	495
Total assets	$62,939	$63,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$98	$115
Accounts payable	1,202	959
Accrued compensation and related benefits	3,704	4,438
Taxes payable and other accrued liabilities	2,575	3,502
Deferred revenues	1,680	1,584
Billings in excess of recognized revenues	690	1,953
Total current liabilities	9,949	12,551
Long-term debt	50	117
Long-term income taxes payable	3,181	3,218
Other non-current liabilities	1,547	1,704
Total liabilities	14,727	17,590

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	197,517	194,081
Treasury stock at cost	(19,071)	(18,715)
Accumulated deficit	(130,089)	(130,111)
Accumulated other comprehensive income (loss)	(149)	628
Total stockholders’ equity	48,212	45,887
Total liabilities and stockholders’ equity	$62,939	$63,477

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Revenues:
Design-to-silicon-yield solutions	$10,814	$7,292	$21,231	$15,086
Gainshare performance incentives	4,538	2,291	9,373	4,687
Total revenues	15,352	9,583	30,604	19,773

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	5,928	4,863	12,250	11,153
Amortization of acquired technology	360	360	719	719
Total cost of design-to-silicon-yield solutions	6,288	5,223	12,969	11,872
Gross profit	9,064	4,360	17,635	7,901

Operating expenses:
Research and development	4,335	5,069	8,297	10,858
Selling, general and administrative	4,492	4,108	9,071	8,521
Amortization of other acquired intangible assets	82	87	168	174
Restructuring charges	(33)	1,202	(32)	1,835
Total operating expenses	8,876	10,466	17,504	21,388

Income (loss) from operations	188	(6,106)	131	(13,487)
Interest and other income (expense), net	404	(210)	666	114
Income (loss) before income taxes	592	(6,316)	797	(13,373)
Income tax provision	275	322	776	586
Net income (loss)	$317	$(6,638)	$21	$(13,959)

Net Income (loss) per share:
Basic	$0.01	$(0.25)	$0.00	$(0.53)
Diluted	$0.01	$(0.25)	$0.00	$(0.53)

Weighted average common shares:
Basic	27,118	26,328	27,024	26,210
Diluted	27,357	26,328	27,282	26,210

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PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

GAAP net income (loss)	$317	$(6,638)	$21	$(13,959)
Stock-based compensation expense — cost of design-to-silicon-yield solutions	439	444	1,041	833
Stock-based compensation expense — research and development	349	404	696	752
Stock-based compensation expense — selling, general and administrative	682	477	1,238	876
Amortization of acquired technology	360	360	719	719
Amortization of other acquired intangible assets	82	87	168	174
Restructuring charges	(33)	1,202	(32)	1,835
Non-GAAP net income (loss)	$2,196	$(3,664)	$3,851	$(8,770)

GAAP net income (loss) per diluted share	$0.01	$(0.25)	$0.00	$(0.53)
Non-GAAP net income (loss) per diluted share	$0.08	$(0.14)	$0.14	$(0.33)
Shares used in computing diluted non-GAAP measure of net income (loss) per share	27,910	26,328	27,776	26,210

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